EMPORIA SYSTEMS
                      A Nevada Corporation







                           Exhibit 23

           Consents of Independent Public Accountants

G. BRAD BECKSTEAD
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.528.1984
                                              425.928.2877 (efax)

                 CONSENT OF INDEPENDENT AUDITOR



February 26, 2002

To Whom It May Concern:

I have issued my report dated February 26, 2002, accompanying the financial statements of Emporia Systems on Form 10-KSB for the period of March 2, 1999 (inception date) through December 31, 2001. I hereby consent to the incorporation by reference of said report in the Annual Report of Emporia Systems on Form 10-KSB (File No. 000-31997).

Signed,

/s/ G. Brad Beckstead
------------------------
G. Brad Beckstead, CPA